UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 18, 2014

(Date of earliest event reported)

MIDWAY GOLD CORP.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada (State or Other Jurisdiction of Incorporation)	001-33894 (Commission File Number)	98-0459178 (IRS Employer Identification No.)

Point at Inverness, Suite 280 8310 South Valley Highway Englewood, Colorado (Address of principal executive offices)	80112 (Zip Code)

Registrant’s telephone number, including area code:   (720) 979-0900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Definitive Material Agreement

On July 18, 2014 (the “Closing Date”), Midway Gold Corp.’s (the “Company or “our”) subsidiary MDW Pan LLP, as borrower (“MDW”) entered into a credit agreement (the “Credit Agreement”) with  Commonwealth Bank of Australia (“CBA”), as administrative agent, collateral agent and the initial lender  (CBA together with the Company and MDW are collectively referred to herein as, the “parties”) for the purpose of establishing an aggregate $55 million senior secured credit facility consisting of, (i) a $45 million project finance facility (“Project Finance Facility”) and (ii) a $10 million cost overrun facility (the “Overrun Facility” together with the Project Finance Facility is collectively referred to herein as, the “Debt Facilities”).  The Debt Facilities will initially be secured by substantially all of the assets of the Company, and its subsidiaries, including MDW which consists solely of the Company’s Pan gold project (the “Project”).  The transactions related to the Debt Facilities are referred to herein as the “Transaction”.

Credit Agreement

The following description is a summary of the material terms of the Credit Agreement and is qualified in its entirety by reference to the text of the Credit Agreement, which is filed as Exhibit 10.1 hereto.

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Interest Rate.  The interest rate for the Project Finance Facility is the Eurodollar Rate (as defined in the Credit Agreement) plus a 3.75% margin from the Credit Agreement closing date until the Economic Completion Date (as defined in the Credit Agreement), and the Eurodollar Rate plus a 3.50% margin from the Economic Completion Date until the Maturity Date (as defined below)). The interest rate on the Cost Overrun Facility is the Eurodollar Rate plus the applicable Project Finance Facility margin plus 2.00%.

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Permitted and Mandatory Prepayments.  MDW may make voluntary prepayments without penalty.  In addition, there are certain mandatory prepayment events, including if Economic Completion has not occurred by September 30, 2015, and if the Company receives any redemption notice under the Series A Preferred Shares, as well as other customary prepayment events relating to receipt of insurance proceeds, condemnation awards and similar matters.

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Payments and Maturity.  MDW must repay the Project Finance Facility in scheduled quarterly payments beginning September 30, 2015 until it has fully paid the obligations by March 31, 2017 (the “Maturity Date”).

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Fees.  MDW agreed to pay (i) an upfront fee of 2.00% of the total Project Finance Facility and 3.00% of the total Cost Overrun Facility on the Closing Date; (ii) a $150,000 arrangement fee upon the Closing Date; (iii) annual commitment fees of 1.50% of the daily undrawn Project Finance Facility (payable quarterly in arrears) and 2.30% of the daily undrawn Cost Overrun Facility (as defined in the Credit Agreement) (payable quarterly in arrears); (iv) a quarterly Technical and Model Agent Fee of $10,000 pre-Economic Completion and $2,500 post-Economic Completion; (v) a $15,000 quarterly Administrative Agent fee (if there is more than one Lender (as defined in the Credit Agreement)); and (vi) a $10,000 annual Collateral Agent fee.

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Draws.  The Credit Agreement includes customary conditions to draw that must be satisfied by MDW, including, as a condition to the initial draw of the Debt Facilities, a requirement that MDW shall have applied its required equity contribution towards the development and construction of the Project.

•	Covenants. The Credit Agreement includes customary affirmative and negative covenants for a facility of this type including:
o	Liens. MDW cannot incur Liens (as defined in the Credit Agreement) on any of its properties, assets or revenues, except for Permitted liens (as defined in the Credit Agreement).

o	Indebtedness. MDW cannot not incur any other indebtedness other than Permitted Indebtedness (as defined in the Credit Agreement).
o

Certain Changes.  MDW cannot engage in any business other than the Project, change the Project scope or purpose from the Development Plan (as described in the Credit Agreement description, merge, dissolve, liquidate, consolidate with or into any Person (as defined in the Credit Agreement) or otherwise dispose of substantially all of its properties or assets.

o

Dispositions.  MDW cannot dispose of assets, other than (a) Refined Gold or other Saleable Product produced at the Mine in accordance with the Development Plan (b) obsolete or worn out equipment, (c) equipment or real property (whose proceeds are used to purchase replacement property within 45 days), and (d) immaterial assets in arm’s length transactions.

o

Restricted Payments.  Prior to Economic Completion, MDW is generally restricted from making any dividend or distribution, repurchasing shares or making other similar restricted payments, other than operating cost reimbursements to Midway Services Company on a non-marked up basis.  Following Economic Completion, the restricted payments can be made so long as the payment is made from the Distribution Account (the account at the end of the cash waterfall), and upon satisfaction of other requirements such as pro forma compliance with financial covenants, a Reserve Tail of at least 30% and other similar requirements.

o

Investments.  MDW cannot make any investments except for Cash Equivalents, accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business and investments by MDW in Hedge Agreements permitted under the Risk Management Plan.

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Financial Covenants.  So long as any amounts remain outstanding to the Lenders under the Debt Facilities, MDW must have a Historical Debt Service Coverage Ratio (as defined in the Credit Agreement) of not less than 1.25:1.00; Prospective Debt Service Coverage (as defined in the Credit Agreement) of not less than 1.25:1.00; Loan Life Coverage Ratio (as defined in the Credit Agreement of at least 1.30:1.00; Project Life Coverage Ratio (as defined in the Credit Agreement) of at least 1.80:1.00; Reserve Tail (as defined in the Credit Agreement) of at least 25%; Cumulative Recovery Ratio (as defined in the Credit Agreement) equal to at least 90% of the Cumulative Recovery Ratio projected in the Development Plan (as defined in the Credit Agreement).

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Deposit Accounts.  MDW must maintain Project Accounts (as defined in the Credit Agreement) according to a cash flow waterfall, other than the Distribution Account and including certain reserve accounts.

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Events of Default.  The Debt Facilities have customary events of default, including (a) an indebtedness cross-default for the debt of any loan party above a specified threshold; (b) a judgment in respect of any loan party in excess of a specified threshold(if not covered by insurance); (c) a change of control (if the Company mergers or consolidates with any other Person or an agreement by the Company to dispose of the Project or MDW is publicly announced, or if any Person directly or indirectly owning more than 50% of the voting interests of the Company or acquires the right to own or cause the management decisions and policies of the Company or to appoint more than half of the board of directors of the Company); (d) the Project fails to achieve Mechanical Completion (as defined in the Credit Agreement) by a date certain or Economic Completion by a date certain; and (e) the Company’s listed stock on the NYSE MKT LLC or any successor stock exchange or the trading of the listed stock is suspended.

Guaranty

In connection with the Transaction and the Credit Agreement, the Company and certain of its subsidiaries entered into a guaranty (the “Guaranty”) in favor of CBA, as collateral agent, whereby the Company and certain of its subsidiaries (collectively, the “Guarantors”) absolutely, unconditionally and irrevocably guarantees the punctual performance and payment when due of all obligations of MDW under the Credit Agreement, the secured hedge agreements and other loan documents.

The following description is a summary of the material terms of the Guaranty and is qualified in its entirety by reference to the full text of the Guaranty, which is filed as Exhibit 10.2 hereto.

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Covenants.  The Guaranty imposes affirmative and negative covenants on the Guarantors similar to those that apply to MDW.  The covenants that apply only prior to the Economic Completion Date and the Goshute Challenge Resolution Date (as defined in the Credit Agreement) include: (a) a requirement that any proceeds from the sale of the exploration projects owned by the Guarantors be deposited into a deposit account that is subject to a control agreement in favor of the CBA; (b) a prohibition on dispositions similar to those that apply to MDW, except that the Guarantors may without consent dispose of certain of their exploration projects and also immaterial assets with a fair market value of $1 million or less annually; (c) a prohibition on restricted payments (including the prepayment of debt with any third party), except that the Company may pay preferential dividends to our Series A Preferred shareholders in common stock and, with the consent of the Majority Lenders (as defined in the Credit Agreement), other dividends; (d) compliance with the Closing Corporate Budget (as defined in the Credit Agreement) and the Updated Corporate Budget (as defined in the Credit Agreement; (e) a limitation on the incurrence of liens and indebtedness similar to the limitations that apply to MDW; (f) a prohibition on mergers, dissolutions or liquidations; and (g) a limitation on investments similar to those that apply to MDW.

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Prohibited Payments.  Each Guarantor may receive regularly scheduled payments from any other Loan Party (as defined in the Credit Agreement) until the occurrence and during the continuance of an Event of Default.

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Termination.  Upon the later of the Economic Completion Date and the Goshute Challenge Resolution Date (the “Release Date”), CBA will release each of the Guarantors’ guarantees of MDW’s obligations, except the Company’s and Midway Services Company’s obligations under the Guaranty will continue until MDW pays its obligations under the Credit Agreement and the secured hedge agreements in full.

Security Agreement

In connection with the Transaction and the Credit Agreement, the Company and certain of its subsidiaries entered into a security agreement (the “Security Agreement”) by and between CBA, MDW, the Company and certain of its subsidiaries as grantors (the Company and certain of its subsidiaries named in the Security Agreement are collectively referred to herein as, the “Grantors”) pursuant to which each of the Grantors granted to CBA for the benefit of the Secured Parties (as defined in the Credit Agreement) a security interest in each Grantor’s right, title and interest in and the collateral identified in the Security Agreement.

The following description is a summary of the material terms of the Security Agreement and is qualified in its entirety by reference to the text of the Security Agreement, which is filed as Exhibit 10.3 hereto.

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Excluded Assets.  The following assets are excluded from the security interest: (i) deposits securing the Closing Surety Bonding Contracts (as defined in the Credit Agreement) in an aggregate amount up to $6 million, (ii) the Distribution Account (as defined in the Credit Agreement), (iii) interests of Midway Gold US Inc., or any other Grantor under the Pinyon Agreement (as defined in the Credit Agreement) or Spring Valley Agreement (as defined in the Credit Agreement, (iv) the interests of MDW Gold Rock LLP or any other Grantor under the Monte Mineral Lease (provided the exclusion ends upon receipt of consent of the Lessor (as defined in the Credit Agreement) to collateral assignment of such interests to the CBA, (v) vehicles or other equipment subject to permitted liens or to the extent that the terms to fund the lease or purchase of such vehicles or equipment prohibit the grant of a security interest to the CBA, (vi) and general intangibles to the extent that a grant of a security interest to the CBA is prohibited by Applicable Law (as defined in the Credit Agreement.

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Releases.  Upon the Release Date, the pledge and security interests are released on all Grantors, except for MDW and Midway Services Company, which continue until the obligations have been paid in full.

Pledge Agreement

In connection with the Transaction and the Credit Agreement,  Midway Gold US Inc., MDW Pan Holding Corp., MDW-GR Holding Corp., MDW Mine ULC, GEH (BC) Holding Inc., Midway Gold Corp. and GEH (US) Holding Inc. each entered into pledge agreements (each a “Pledge Agreement”) as pledgor for the benefit of CBA.  Pursuant to the Pledge Agreements, each pledgor agreed to grant CBA a security interest in the equity interests in the pledgor except the Company.  CBA will physically holder the stock certificates and membership certificates of the Company to perfect its security interest in such equity interests.

The following description is a summary of the material terms of the form of Pledge Agreement and is qualified in its entirety by reference to the text of the form of Pledge Agreement, which is filed as Exhibit 10.4  hereto.

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Termination of Pledge.  Upon the Release Date, CBA will release its security interest in all of the equity interests in the companies and return their respective stock and membership certificates, except for the equity interests and certificates issued by MDW,  MDW Pan Holding Corp. and Midway Services Company (the “Continuing Collateral”).  The CBA’s interests in the Continuing Collateral will continue until the obligations are paid in full.

The Company’s ability to draw on the Debt Facilities and make future distributions are subject to conditions precedent as set forth in the Credit Agreement.  In addition, the Company is required to maintain certain project and reserve accounts, which may affect the cash flow of the Company.  There can be no assurances that the conditions precedent to draw on the Debt Facilities will be met or that the reserve and distribution terms will not adversely affect the Company’s cash flows or results of operations.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 9.01. Exhibits.

Exhibit	Description
10.1	Credit Agreement, dated July 18, 2014
10.2	Guaranty, dated July 18, 2014
10.3	Security Agreement, dated July 18, 2014
10.4	Form of Pledge Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWAY GOLD CORP.

DATE: July 24, 2014	By:	/s/ Bradley J. Blacketor
Bradley J. Blacketor Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Credit Agreement, dated July 18, 2014
10.2	Guaranty, dated July 18, 2014
10.3	Security Agreement, dated July 18, 2014
10.4	Form of Pledge Agreement